CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into effective the 3rd Day of December 2010, by and between China Prosperous Clean Energy Corporation., a Nevada corporation (“Client”), and Zhijun Liu, a citizen and resident of the People’s Republic of China (“Consultant”).

INTRODUCTION

A.   Client is engaged in the business of retail and wholesale of Compressed Natural Gas (“CNG”) and Liquefied Petroleum Gas (“LPG”).

B.   Consultant has substantial amount of experiences, knowledge and expertise in marketing and strategic development in Chinese natural gas markets;

C.   Client believes it essential to obtain during the term of this Agreement the ongoing services of Consultant and Consultant has agreed to provide his services during the term of this Agreement for the benefit of the Client.

D.   By entering into the Agreement hereinafter set forth, the parties hereto desire to memorialize their full agreement with respect to the terms and conditions of the services to be provided by Consultant.

AGREEMENT

NOW, THEREFORE, for good and lawful consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Engagement and Duties. Client hereby engages Consultant and Consultant hereby accepts such engagement, to provide Client with consulting, negotiating and advisory services including, but not limited to:

Identifying and recommending potential merger and acquisition targets for Client; assisting Client to expand business operations in North China (Beijing, Tianjin, Hebei Province,  Shanxi Province and Inner Mongolia Autonomous Region); advising Client on the selection and development of new clean energy products such as marsh gas; assisting Client to identify and hire managerial talents; assisting Client to develop marketing plans to improve the sales in the existing market; and assisting Client to communicate with related governmental authorities to apply for and obtain the necessary governmental approve and permit for Client’s new gas filling stations.

Consultant shall perform all duties as may, from time to time, be assigned to him by the management of Client. During the term of this Agreement, Consultant shall not engage directly or indirectly in any activities competitive with any business which is now or which hereafter may be conducted by Client.

2.   Term. The term of Consultant's engagement shall be for a period of One (1) year commencing December 3, 2010 and terminating December 3, 2011. Either party may give the other party a thirty (30) days advanced written notice of termination to terminate this Agreement prior to the expiration of one year.

3.   Compensation

a.  As consideration and compensation for Consultant's services to be performed under this Agreement, Client shall issue to the Consultant 500,000 shares of  common stock of the Client (“Shares”).

b.           Consultant acknowledges that the Shares he receives are restricted shares and will bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE SECURITIES, ACKNOWLEDGES THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL OR STATE LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES PURSUANT TO (I) RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS TO WHOM WRITTEN NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND ANY APPLICABLE STATE SECURITIES LAWS OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY TO THAT EFFECT.

4.   Expenses.  During the term of this Agreement, Client agrees to reimburse Consultant for reasonable and necessary expenses incurred by Consultant in the performance of his duties under this Agreement.

5.  Non-employee. Both Parties acknowledge that Consultant performs his duties under this Agreement as an independent contractor. Consultant is not the employee, agent, staff or representative of Client.

6.   Notices.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given only if mailed, certified return receipt requested, or if sent by Federal Express or other well recognized private courier (“Courier”) or if personally delivered to, or if sent by fax with the original thereof sent by Courier. All notices, requests and other communications shall be deemed received on the date of acknowledgment or other evidence of actual receipt in the case of certified mail, Courier delivery or personal delivery or, in the case of fax delivery, upon the date of fax receipt provided that the original is delivered within two (2) business days. Any party hereto may designate different or additional parties for the receipt of notice, pursuant to notice given in accordance with the foregoing.

7.   Attorneys' Fees. In the event of default hereunder, the defaulting party shall be liable to the non-defaulting party for all expenses and costs incurred by the non-defaulting party in protecting or enforcing its right hereunder including but not limited to reasonable attorneys' fees and costs.

8.   Subject Headings. The subject headings of the paragraphs of this Agreement are included solely for the purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid the meaning, construction or interpretation of any of the provisions of this Agreement.

9.   Amendments. No supplement, modification or amendment of this Agreement shall be binding or enforceable unless executed in writing by the parties hereto.

10.   Entire Agreement and Waiver. This Agreement contains the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions, express or implied, whether by statute or otherwise, other than as set forth herein, have been made by any party hereto. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

11.  Miscellaneous. Nothing in this Agreement, whether express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed and enforced in accordance with and shall be subject to the laws of the State of New York. Each party agrees to execute and deliver, at any time and from time to time, upon the request of the other party, such further instruments or documents as may be necessary or appropriate to carry out the provisions contained herein, and to take such other action as the party may reasonably request to effectuate the provisions of this Agreement. Should any part, term or provision of this Agreement be declared by a court of competent jurisdiction to be invalid, void or unenforceable at law or in equity, it is the express intention of the parties hereto that such part, term or provision shall be construed in such manner as to provide for the enforcement thereof to the maximum extent and in the broadest scope permitted under law and all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby. The parties agree that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement. Time is hereby declared to be of the essence of each provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date set forth at the beginning.

Client:

/s/ Wei Wang
________________________
Wei Wang
Chief Executive Officer

Consultant:

/s/ Zhijun Liu
________________________
Zhijun Liu